EXHIBIT 10.7


                              DATED 11TH MARCH 1999
                              ---------------------


                                    BETWEEN:


                            TRADE WIND GROUP PTY LTD

                                 ("the Company")


                                      AND:


                              NICHOLAS ROWLAND BIRD

                                (the "Employee")




                               EMPLOYMENT CONTRACT




                                  HARPER WATSON
                         Corporate & Commercial Lawyers
                         Level 10, 15 Castlereagh Street
                                 SYDNEY NSW 2000


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THIS DEED is made on                                                1999

BETWEEN: TRADEWIND GROUP PTY LTD. of 27th 'Floor, Grosvenor Place, 225 George Street, Sydney NSW (the company")

AND:      NICHOLAS ROWLAND BIRD of 2 Sirius Avenue, Mosman NSW 2088
          ("Employee");

RECITALS:

A. The business of the Company is to provide voice and data communication systems and broadcast fax services and to act as the holding company for the Trade Wind group of companies ("the Group").

B. The Employee possesses certain expertise in connection with the business of the Company.

C. The Company has agreed to engage the Employee as an employee to provide the Services on the following terms and the Employee agrees to provide the Services.

IT IS AGREED:

1.   INTERPRETATION

(a)  In this Deed:

     "BOARDS" means the boards of directors of the Company, Trade Wind Communications Limited and other parent companies from time to time;

     "CONFIDENTIAL INFORMATION" means any confidential information in respect of the Company's business and includes, but is not limited to, any document, book, account, process, specification, drawing, design or know-how which:

     (i) comes to the notice of the Employee in the course of the Employee's employment; or

     (ii) is generated by the Employee in the course of performing the Employee's obligations;

     "SALARY PACKAGE" means all forms of remuneration and employee benefits paid or made available by the Company to or at the direction of the Employee including, without limitation, all expenses, costs and mandatory contributions to superannuation as agreed by the parties.

     "SERVICES" means the services envisaged in Clause 2.3;

(b)  In this Deed, unless the context requires otherwise:

     (i)  The singular includes, without limitation, the plural and vice versa.


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     (ii) A reference to one gender includes, without limitation, a reference;
          to all other genders.

     (iii) Headings to Clauses are included for the sake of convenience only and shall not affect the interpretation of the Clauses to which they relate.

     (iv) References to any statute or statutory provision include, without limitation, that statute or statutory provision as amended, extended, consolidated or replaced by subsequent legislation and any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

     (v) The word `person' includes, without limitation, a natural person, a company, a firm or any other legal entity, whether acting as a trustee or not.

     (vi) All amounts are in Australian dollars.

     (vii) This Deed shall bind each party's legal personal representatives, successors and assigns.

2.   EMPLOYMENT, DUTIES AND OBLIGATIONS

2.1 The Company engages the Employee as an employee to provide the Services on an exclusive basis to the Company during the Term and the Employee agrees to provide the Services on the terms set out in this Deed.

2.2  During the Term, the Employee shall:

     (a) perform all of his duties as envisaged in Clause 2.3 promptly and efficiently.

     (b) observe and conform to all the laws and customs of the business conducted by the Company in conducting and carrying out his duties and conduct himself in a manner becoming of a person in his position.

     (c) carry out his duties during the normal business hours of the Company and faithfully and diligently attend to the business of the Company.

     (d) keep and render to the Company true and just accounts of all services and other business done by him in connection with the business of the Company and of all monies he shall receive and immediately pay all monies so received to the credit of the bank account of the Company without any deductions.

2.3  The duties of the Employee shall be:

     (a) to act as Managing Director of the Company reporting to the Boards responsible for the overall performance of the company under direction of the board]

     (b) to preserve, protect and enhance the goodwill of the business carried on by the Company and its subsidiaries;


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     (c)  to promote actively the products and services provided and distributed by the; Company and its subsidiaries

     (d) to liaise with the Board and other employees of the Company in ensuring the orderly and profitable conduct of the business of the Company and its subsidiaries;

     (e) generally to do all things necessary to ensure that the Company meets its board of directors approved business plans and objectives and that the good reputation of the Group is maintained; and

     (f) to provide and perform such other duties with a high level of professional competence in connection with the business carried on by the Group as the Boards may direct from time to time.

3.   TERM

Provision of the Services by the Employee to the Company shall commence on the date of this Agreement and shall continue for a period of 5 years (or until terminated beforehand pursuant to the provisions of this Deed) and thereafter until terminated by the Company or the Employee by not less than 2 months' notice to the other expiring at any time (the initial period and any extension being the "Term"). In the event that termination of the Deed is a direct result of a takeover, merger or a major change of shareholder or board control referred to in Clause 12.2, then the Company must pay the Employee not less than the greater of:

(i) the equivalent of the Employee's Salary Package for the balance of the Term; and

(ii) the equivalent of the Employee's Salary Package for the last 12 month period of the Term,

as compensation instead of notice.

4.   NO COMPETITION DURING THE TERM

4.1 The Employee shall not, during the Term, without the written permission of the Company, be actively engaged or interested, directly or indirectly, in any capacity whatsoever, in the conduct of activities under any contract of or for services or employment other than in connection with the business conducted by the Company.

4.2 Clause 4.1 in no way limits the ability of the Employee to hold any shares, convertible notes, options to acquire shares or convertible notes or any other securities in any company or to be the beneficiary of any trust which holds any such securities in any company which may carry on business in competition with the Company.

5.   FAITHFUL SERVICE

During the Term, the Employee shall show the utmost good faith and shall devote his whole time and attention to the business of the Company and shall use his best endeavours to promote the interest and welfare of the Company and shall in


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all respects diligently obey and observe all lawful directions of the Company and its Boards.

6.   PAYMENT

6.1 By way of payment for the Services provided pursuant to this Deed, the Company shall pay or procure the provision to the Employee of a Salary Package comprising the components set out in the Schedule. The salary component of this Salary Package shall be deemed to accrue from day to day and shall be paid in installments on the 15th day of each month or as otherwise agreed by the parties during the Term.

6.2  As part of the Salary Package the Company must:

     (a) If applicable pay all reasonable insurance premiums (as salary sacrifice) in respect of life, disability and accident insurance in respect of the Employee with an insurer approved by the Company;

     (b) make available to the Employee such other benefits as may be determined by the Company and agreed by the Employee; and

     (c)  pay all required superannuation contributions.

6.3 In addition to the Salary Package the Company must pay such long service entitlements to which the Employee is entitled in accordance with applicable legislation.

6.4 The Salary Package of the Employee will be reviewed by the Board or its nominee annually and the Salary Package will be varied in accordance with that review.

7.   EXPENSES

The Company will reimburse reasonable work related travelling and entertainment expenses and other out-of-pocket expenses reasonably incurred by the Employee in connection with the provision of the Services by the Employee.

8.   PERIOD OF SERVICE EACH YEAR

8.1  In each year of the Term, the Employee shall be entitled to:

     (a)  annual leave of 20 working days which will accrue during the Term.

     (b)  sick leave of 10 working days which will not accrue during the Term.

8.2 The Employee must take annual leave at a period or periods agreed between the Company and the Employee and, in the absence of agreement or statutory requirements to the contrary, when directed by the Company on at least one month's notice.

8.3 Subject to any statutory provision, the Company may require the Employee to take any significant accrued leave entitlement when directed by the Company on at least one month's notice.


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9.   BONUSES

The Employee will be eligible to receive performance-based bonuses, if relevant performance criteria determined by the Boards from time to time are achieved.

10.  CONFIDENTIALITY

10.1 The Employee must:

     (a) keep any Confidential Information secret and confidential, except to the extent that the Employee is required by law to disclose;

     (b) take all reasonable and necessary precautions to maintain the accuracy and prevent the disclosure of any Confidential Information; and

     (c) not disclose Confidential Information to any third party without first obtaining the written consent of the Board except in the ordinary and proper course of employment with the Company.

10.2 The Employee's obligations under this Part 10 survive the termination of the Employee's employment with the Company.

11.  TERMINATION

11.1 This Deed may be terminated at any time after the date 3 years from the date of this Deed by either party giving not less than 6 months notice in writing to the other.

11.2 The Company may immediately terminate this Deed upon giving written notice to the Employee of such termination, on the happening of any one of the following:

     (a) the Employee becomes incapacitated by illness or injury and is unable to perform his duties pursuant to this Deed for a period or periods in excess of 20 weeks in any period of 12 months during the Term.

     (b) the Employee becomes of unsound mind or a person whose person or estate is liable to be dealt with under any law relating to mental health.

11.3 If the Company wishes to terminate this agreement and notice is required to be given under this part 11, the Company may at its option, in lieu of part or all of the notice period, pay the Employee an amount equal to the greater of

     (a) the equivalent of the Employee's annual Salary Package for the balance of the Term; and

     (b) the equivalent of the Employee's annual Salary Package for the last 18 month period of the Term.

Any payment under this clause 11.3 constitutes full satisfaction and discharge of the Company's obligations with respect to notice of termination.


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11.4 If on termination of this Deed the Employee is a director of the Company, the Employee must resign as director of the Company. The Employee irrevocably appoints any employee of the Company nominated by the Company, as attorney to provide the Employee's resignation on behalf of the Employee if the Employee refuses to resign upon termination of this agreement.

11.5 On termination of this Deed, the Employee must immediately return to the Company all tangible property of the Company including, without limitation, all documents and other material containing any Confidential Information, all books, documents, papers, materials, credit cars, vehicles and keys held by the Employee or under the Employee's controls;

12.  POST-TERMINATION COMPETITION RESTRICTIONS

12.1 Subject to Clause 12.2, the Employee agrees that, for a period of 12 months after the termination of this Deed, he will not:

     (a) make public or divulge to any person, company or other legal entity any trade secret, or any information concerning the business or finances of the Company or any of its dealings, transactions or affairs.

     (b) solicit, canvass or in any way whatsoever seek the custom of or act for directly or indirectly any of the customers or clients of the Company, whether on behalf of the Employee or any other party.

     (c) approach directly or indirectly any customer or client of the Company to influence it to cease to carry on business with the Company or otherwise to entice it away from the Company.

     (d) approach directly or indirectly any employee or director of the Company to influence him to cease employment with or resign his directorship with the Company or otherwise entice or seek to entice him away from the Company.

     (e) do any act or thing whatsoever which may injure, impair or reduce or be likely to injure, impair or reduce the business, goodwill or reputation of the Company or its standing in the eyes of the public or any of its customers or clients.

12.2 Clause 12.1 ceases to have effect on the earlier of:

     (a) the date any person or group of persons associated with each other becomes the beneficial owner, directly or indirectly, of more than 40% of the total issued share capital of the Company or any holding company of the Company

     (b) the date any person or group of persons associated with each other who are principally engaged in a business which is competitive with the business carried on by the Group becomes the beneficial owner, directly or indirectly, of more than [20%] of the issued share capital of the Company or the holding company of the Company;


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     (c)  the date the Company or the holding company of the Company consolidates with or merges with or into another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or potentially all of the assets of the Group to any person or any person consolidates with or merges with or into the Company or the holding company of the Company, in each case pursuant to a transaction in which the issued share capital of the Company or the holding company of the Company is converted into or exchanged for cash, securities or other property; and

13.  NOTICES

Service of any notice under or relating to this Deed shall be sufficiently served:

(a)  if delivered personally to the party to be served.

(b)  if left at or sent by pre-paid registered post to:

     (i) the address of the party to be served as set out in the description of that party at the beginning of this Deed.

     (ii) the last known place of abode or business of the party to be served.

     (iii) the registered office of any party to be served which is a company.

     and in the case of posting such notice shall be deemed to have been duly served on the second day after such notice has been posted.

(c) if sent by facsimile transmission to the last known facsimile number of the party to be served and shall be deemed to have been duly served at the time such facsimile transmission is sent.

14.  WHOLE AGREEMENT

The parties acknowledge that this Deed embodies the whole agreement between them relating to the subject matter of this Deed and supersedes any and all oral and written negotiations and communications by or on behalf of any of them. Each party acknowledges that it has not, in entering into this Deed, relied on any warranty, representation or statement, whether oral or written, made or published by any other party or any person on behalf of any other party or otherwise in connection with the subject matter of this Deed, except such as are expressly provided in this Deed, and subject thereto has relied entirely upon its own enquiries relating to the subject matter of this Deed. The parties agree that, to the extent that each of them may exclude any warranties or conditions which might otherwise be implied in connection with this Deed or the subject matter of this Deed by any competent legislation, then each party expressly excludes from application all such implied warranties and conditions.


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15.  PROPER LAW

This Deed shall be governed by and construed pursuant to the laws of the State of New South Wales and the parties agree to submit to the jurisdiction of the Courts of the State of New South Wales in connection with any dispute relating to this Deed.

16.  SEVERABILITY

Any provision of this Deed which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Deed or affecting the validity or enforceability of such provisions in any other jurisdiction.

EXECUTED as a Deed.

COMMON SEAL of                )
TRADE WIND GROUP PTY LTD.     )           [Seal of company]
was affixed to this document  )
in the presence of:           )


     /s/ C. Ryan                                  /s/ Frank Favretto
----------------------------------           ----------------------------------
Director/Secretary                           Director


     Colin Ryan                                   Frank Favretto
----------------------------------           ----------------------------------
Name (please print)                          Name (please print)


SIGNED SEALED & DELIVERED     )
by NICHOLAS ROWLAND BIRD      )
in the presence of:           )                   /s/ N. R. Bird
                                             ----------------------------------
                                             Nicholas Rowland Bird


     /s/ J. Hannon
----------------------------------
Witness


     Judith Hannon
----------------------------------
Print Name


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                                    SCHEDULE

la   OPTIONS (A)
     Options that have been previously issued in the capital of Trade Wind Communications Limited (329,989 options exercisable at C$1.25) that will be rolled over to a US company (currently planned to be Siler Ventures Inc.) as 209,620 options (calculated as 329,989 / 1,385.321 x 880,000) with an exercise price of C$1.99. Issuance of these options in the US company is subject to regulatory approval.

lb   OPTIONS (B)
     Options to acquire 400,000 ordinary shares in the capital of Flexemessaging.com Inc. (previously Siler Ventures Inc) at an exercise price of C$1.99. Issuance of these options is subject to regulatory approval.

lc   OPTION NON-DILUTION
     All options (both 1 a & 1 b above), will be protected from dilution caused by the issuance of additional share capital of Trade Wind Communications Limited or the US company (currently planned to be Siler Ventures Inc.), as applicable. Accordingly, the number of options granted shall represent 4.55% (calculated as (209.620 + 400,000 / (10,900,000 + 2,500,000)) of
     fully-diluted share capital, less options exercised.

2.   SALARY
     A total package of A$197,027 excluding the other benefits listed below which will be paid for by the company. This will be reviewed each year with a guaranteed minimum 5% increase at the beginning of each financial year.

3    OTHER BENEFITS
          1. Compulsory Superannuation as determined by Australian Federal Government
          2. Life and disability insurance on the life of Nick Bird with the insurance proceeds being owned by Mrs. A J Bird
          3.   Any bonuses that may be determined by the board from time to time
          4. Financial tax advice as long as this is done by the company auditors or financial consultants.
          5. The provision of a fully maintained (the company pays all lease, maintenance, fuel & parking costs.) suitable company vehicle or a mutually agreed allowance in lieu
          6. The provisioning and costs of a telephone line, fax line & security to the employees residence including cost of calls.

4 The company will ensure the payment of premiums for reasonable directors and officers insurance is maintained by the company on behalf of the Employee for the term and a minimum period of seven years after expiry of the term.


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